                                                                   Exhibit 99(c)

                                [WACHOVIA LOGO]

                                4th Quarter 2001
                             Supplemental Earnings
                               Package Highlights
                              and Earnings Review

                                January 23, 2002

ALL INFORMATION EXCLUDES MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS AND IS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE EXCEPT WHERE SPECIFICALLY NOTED.

Certain tables and narrative comparisons in this Supplemental Earnings Package refer to "Combined" results for the third quarter of 2001. "Combined" results for the third quarter of 2001 represent Wachovia's actual 2001 third quarter results plus the actual results of Former Wachovia for July and August 2001. The "Combined" results are for illustrative purposes only and presentation of 3Q01 results on this "Combined" basis is not a presentation that conforms with generally accepted accounting principles. The 3Q01 "Combined" results include purchase accounting and other closing adjustments as of the actual closing date of 9/1/01; no attempt was made to show the "Combined" results "as if" the merger had occurred at 7/1/01. Readers are encouraged to refer to Wachovia's results presented in accordance with generally accepted accounting principles which may be found in Exhibit 99(a) to Wachovia's Form 8-K, filed on January 23, 2002. Tabular Financial information presented herein, unless specifically labeled "Combined," represents operating earnings information. All narrative comparisons are with "Combined" third quarter 2001 unless otherwise noted.

Fourth Quarter 2001                                             [WACHOVIA LOGO]
Financial Highlights
-------------------------------------------------------------------------------

Versus 3Q 2001 "Combined"        (Includes, for comparison purposes, WB results
-------------------------        for 2 months ended 8/31/01 without giving
                                 effect to purchase accounting adjustments which occurred at close-see cover page)

 o  Cash operating earnings of $0.71 per share, vs. $0.70 cash consensus
 o  Core revenue grew 8%; increased in all four businesses
      - General Bank again had an outstanding quarter with 6% revenue growth from strong consumer loan, mortgage, deposit and investment sales
      - Capital Management rebounded nicely with 9% revenue growth
 o  Continued strong expense control evident and FTEs declined by 1,488
 o  Total NPAs grew only 2% from actual 3Q01
 o  Tier 1 capital ratio increased 28 bps to 7.03%
 o  Merger integration progressing well

Fourth Quarter 2001                                              [WACHOVIA LOGO]
Earnings Review
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Earnings Summary                                                           2001
                                                             ------------------
                                                             Fourth
(After-tax in millions, except per share data)               Quarter       EPS
-------------------------------------------------------------------------------
Cash operating earnings                                    $   980        0.71
Deposit base and other intangible amortization                (121)      (0.09)
Goodwill amortization                                          (60)      (0.04)
-------------------------------------------------------------------------------
   Operating earnings                                          799        0.58
Total merger-related and restructuring charges                 (63)      (0.04)
-------------------------------------------------------------------------------
   Net earnings (GAAP)                                      $  736        0.54
-------------------------------------------------------------------------------

Key Points
o GAAP results include $0.04 per share of goodwill amortization which ceased as of January 1, 2002
o Estimated quarterly 2002 after-tax deposit base and other intangibles amortization totals $405 million; Q1: $111 million, Q2: $101 million, Q3: $97 million, Q4: $96 million



Summary Operating Results                                                                                            [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------
                                                       -----------------------------------------------------------------
                                                       In accordance with purchase accounting, results are not restated
                                                       -----------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Operating Earnings Summary                                                           2001       2000               Combined
                                                   --------------------------------------      ------   4 Q 01    ------------------
                                                   Fourth       Third     Second    First      Fourth     vs       Third   4 Q 01 vs
(In millions, except per share data)               Quarter      Quarter   Quarter   Quarter    Quarter  3 Q 01     Quarter   3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Net interest income(Tax-equivalent)                $ 2,484      1,974     1,742     1,734      1,757     26 %   $  2,347       6   %
Fee and other income                                 2,060      1,036     1,629     1,546      1,582     99        1,294      59
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                    4,544      3,010     3,371     3,280      3,339     51        3,641      25
Provision for loan losses                              381        244       223       219        192     56
Noninterest expense, excluding goodwill
   and other intangible amortization                 2,691      2,193     2,092     2,060      2,052     23     $  2,657       1   %
Goodwill and other intangible amortization             251        117        77        78         80      -
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes (Tax-equivalent)          1,221        456       979       923      1,015      -
Income taxes (Tax-equivalent)                          422        158       330       313        334      -
------------------------------------------------------------------------------------------------------------------------------------
Net income                                         $   799        298       649       610        681      - %
Net income (Cash basis)                            $   980        395       723       684        753      - %
------------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per common share                  $  0.58       0.27      0.66      0.62       0.69      - %
Diluted earnings per common share (Cash basis)     $  0.71       0.36      0.73      0.69       0.76     97 %
Return on average common stockholders' equity        10.77 %     5.77     16.19     15.64      15.36      -
Return on average tangible common
   stockholders' equity (Cash basis)                 23.56 %    11.36     23.35     22.91      21.55      -
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Revenues up 25% over Combined 3Q01 driven by strength in NII and fee income; up 8% excluding principal investing
 o Provision expense reflects $97 million charge-off relating to a large energy services credit
 o Cash expenses up only 1% over Combined 3Q01 levels reflecting a continued focus on cost control


Key Financial Measures                                                                                             [WACHOVIA LOGO]
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Operating Basis Performance Highlights
                                                                                                     2001        2000     4 Q 01
                                                          -----------------------------------------------     --------
                                                          Fourth         Third      Second           First      Fourth      vs
(In millions, except per share data)                      Quarter        Quarter    Quarter        Quarter     Quarter    3 Q 01
----------------------------------------------------------------------------------------------------------------------------------

Cash operating earnings
Net income                                          $       980            395         723             684         753         - %
Diluted earnings per common share                   $      0.71           0.36        0.73            0.69        0.76        97
Dividend payout ratio on common shares                    33.80 %        66.67       32.88           34.78       63.16         -
Return on average tangible assets                          1.27 %         0.60        1.19            1.15        1.26         -
Return on average tangible common
   stockholders' equity                                   23.56 %        11.36       23.35           22.91       21.55         -
Overhead efficiency ratio                                 59.22 %        72.86       62.06           62.80       61.46         -
Operating leverage                                  $     1,036           (462)         59             (67)         31         - %
----------------------------------------------------------------------------------------------------------------------------------
Other financial data
Net interest margin                                        3.81 %         3.58        3.41            3.42        3.46         -
Average diluted common shares                             1,363          1,105         978             976         990        23 %
Actual common shares                                      1,362          1,361         979             981         980         -
Dividends paid per common share                     $      0.24           0.24        0.24            0.24        0.48         -
Book value per common share                         $     20.88          20.94       16.49           16.39       15.66         - %
Tier 1 capital ratio /(a)/                                 7.03 %         6.75        7.37            7.18        7.02         -
Total capital ratio /(a)/                                 11.05          10.84       11.45           11.33       11.19         -
Leverage ratio /(a)/                                       6.19 %         7.22        6.00            5.88        5.92         -
----------------------------------------------------------------------------------------------------------------------------------
Other
FTE employees                                            84,046         85,534      67,420          69,362      70,639        (2)%
Total financial centers                                   2,846          2,853       2,162           2,164       2,193         -
Total ATMs                                                4,675          4,698       3,419           3,676       3,772         - %
----------------------------------------------------------------------------------------------------------------------------------
/(a)/ The fourth quarter of 2001 is based on estimates.
----------------------------------------------------------------------------------------------------------------------------------

Key Points
o Cash efficiency ratio best since 1999
o Net interest margin improved approximately 9 bps to 3.81% /(1)/
o Tier 1 capital ratio of 7.03%
o FTE' s declined by 1,488 from September 30, 2001, including 890 reduction relating to former Wachovia credit card divestiture
/(1)/Versus Combined 3Q01 adjusted for management estimates of the effect of purchase accounting adjustments for the full quarter


Net Interest Income                                                                                                  [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------
Interest Income Summary                                                            2001        2000                Combined
                                            -------------------------------------------     -------  4 Q 01     --------------------
                                            Fourth      Third       Second        First      Fourth     vs       Third   4 Q 01 vs
(In millions)                              Quarter    Quarter      Quarter      Quarter     Quarter  3 Q 01      Quarter    3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Average earning assets                   $ 259,884    219,672      204,673      203,720     202,606      18 %  $ 261,372        (1)%
Average interest-bearing liabilities       231,763    198,322      185,224      183,995     181,832      17      232,986        (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest income (Tax-equivalent)             4,363      3,988        3,851        4,057       4,289       9        4,689        (7)
Interest expense                             1,879      2,014        2,109        2,323       2,532      (7)       2,342       (20)
------------------------------------------------------------------------------------------------------------------------------------
   Net interest income (Tax-equivalent)  $   2,484      1,974        1,742        1,734       1,757      26 %  $   2,347         6 %
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Net interest income increased 6% vs. Combined 3Q01; majority of growth attributable to wider spreads and core deposit growth

Fee and Other Income                                                                                                 [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------
Fee and Other Income                                                              2001         2000                   Combined
                                        ------------------------------------------------     -------   4 Q 01     ------------------
                                         Fourth        Third       Second        First       Fourth        vs      Third  4 Q 01 vs
(In millions)                            Quarter       Quarter     Quarter      Quarter      Quarter   3 Q 01     Quarter    3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Service charges and fees                $   672            541         486          468          481       24 %   $  658          2%
Commissions                                 448            356         389          375          383       26        396         13
Fiduciary and asset management fees         478            400         384          381          387       20        460          4
Advisory, underwriting and other
   investment banking fees                  223            177         238          198          187       26        192         16
Principal investing                         (21)          (585)        (58)         (43)         (43)      96       (587)        96
Other income                                260            147         190          167          187       77        175         49
------------------------------------------------------------------------------------------------------------------------------------
     Total fee and other income         $ 2,060          1,036       1,629        1,546        1,582        99 %  $ 1,294        59%
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Revenue up in every category, particularly in market-related revenue when compared to a weak 3Q01
o Fee and other income increased 11% vs. Combined 3Q01, excluding principal investing
o Other income increase driven by strong mortgage income ($28 million increase), home equity-related income ($37 million increase)and lower securities losses ($19 million improvement)


Noninterest Expense                                                                                                  [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------
Noninterest Expense                                                                2001         2000                Combined
                                                ---------------------------------------       ------   4 Q 01     ------------------
                                                Fourth     Third      Second      First       Fourth       vs     Third  4 Q 01 vs
(In millions)                                  Quarter   Quarter     Quarter    Quarter      Quarter   3 Q 01    Quarter    3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                $ 1,663      1,374       1,363      1,329        1,243       21 %  $1,661          - %
Occupancy                                         210        176         155        163          150       19       211          -
Equipment                                         247        214         198        205          221       15       258         (4)
Advertising                                        21         15          11          9           16       40        23         (9)
Communications and supplies                       142        117         111        110          123       21       144         (1)
Professional and consulting fees                  113         79          69         73           97       43       115         (2)
Sundry expense                                    295        218         185        171          202       35       245          20
------------------------------------------------------------------------------------------------------------------------------------
Noninterest expense, excluding goodwill
   and other intangible amortization            2,691      2,193       2,092      2,060        2,052       23    $2,657          1 %
Goodwill and other intangible amortization        251        117          77         78           80        -
------------------------------------------------------------------------------------------------------------------------------------
     Total noninterest expense                $ 2,942      2,310       2,169      2,138        2,132       27 %
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Expenses flat to down in every category except sundry expense
o Salaries and benefits were flat despite higher incentive payments on increased revenue
o Sundry expense increased due to higher legal expenses as well as costs associated with increased loan and brokerage volumes

Consolidated Results
Operating Summary                                                [WACHOVIA LOGO]
--------------------------------------------------------------------------------
Wachovia Corporation
Performance Summary
(In millions)

                                                                                             Three Months Ended December 31, 2001
                                                                                             ------------------------------------
                                                General     Capital          Wealth     Corporate and
Income statement data                              Bank  Management      Management   Investment Bank         Parent    Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Net interest income (Tax-equivalent)           $  1,642          37              91               656             58           2,484
Fee and other income                                595         786             136               332            211           2,060
Intersegment revenue                                 32        (13)               1              (13)            (7)               -
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                 2,269         810             228               975            262           4,544
Provision for loan losses                           129           -               4               254            (6)             381
Noninterest expense                               1,243         669             161               552            317           2,942
Income taxes (Tax-equivalent)                       327          54              21                13                            422
------------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                          $    570          87              42               156            (56)            799
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                $    404          59              30                36              66            595
Risk adjusted return on capital (RAROC) /a/      39.14%       36.71           45.71             13.89           29.48          26.56
Economic capital, average /a/                  $  5,913         947             358             7,512           1,463         16,193
Cash overhead efficiency ratio                   54.74%       82.71           70.10             52.52             n/m          59.22
Average loans, net                             $ 97,212         337           8,148            46,265          10,877        162,839
Average core deposits                          $135,426       1,505           9,431            12,710           2,754        161,826
------------------------------------------------------------------------------------------------------------------------------------
/a/ Internal cost of capital will be 11% beginning January 1, 2002, versus 12% used in 2001.
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o General Bank earned over 70% of consolidated operating earnings and 68% of economic profit
o All key businesses exceeded their cost of capital
o Cash basis overhead efficiency ratio improved in all key businesses
o Internal cost of capital will be 11% in 2002 vs. 12% in 2001

General Bank
Operating Summary                                                [WACHOVIA LOGO]
--------------------------------------------------------------------------------

                                                                                  2001       2000                    Combined
General Bank                                 -----------------------------------------    -------   4 Q 01     ---------------------
Performance Summary                           Fourth      Third       Second      First    Fourth       vs       Third     4 Q 01 vs
(In millions)                                Quarter    Quarter      Quarter    Quarter   Quarter   3 Q 01     Quarter        3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)         $  1,642      1,282      1,140      1,087     1,104      28%       $  1,556         6%
Fee and other income                              595        445        388        341       355      34             544         9
Intersegment revenue                               32         30         27         25        25       7              32         -
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)               2,269      1,757      1,555      1,453     1,484      29           2,132         6
Provision for loan losses                         129         98         98        101        74      32
Noninterest expense                             1,243      1,025        937        907       977      21        $  1,247         -%
Income taxes (Tax-equivalent)                     327        223        176        154       147      47
------------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                        $    570        411        344        291       286      39%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                              $    404        285        256        220       190      42%
Risk adjusted return on capital (RAROC)         39.14%     37.23      39.88      37.25     32.53       -
Economic capital, average                    $  5,913      4,468      3,694      3,526     3,689      32
Cash overhead efficiency ratio                  54.74%     57.86      59.26      61.42     64.89       -
Average loans, net                           $ 97,212     76,618     65,489     63,370    61,735      27        $ 96,126         1%
Average core deposits                        $135,426    110,771     99,403     98,392    98,184      22%       $133,549         1%
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Revenue up 6% vs. Combined 3Q01; up 5% excluding mortgage results
o Fee growth driven largely by strong mortgage banking; excluding this, fee income up 3%
o Loan growth driven by robust home equity production
o Core deposits up 1% driven by strong growth in low-cost core deposits of 5%
o Cash efficiency ratio showed improvement for the quarter; expected to return to around 57%-58% in 1Q02

General Bank                                                    [WACHOVIA LOGO]
Key Operating Measures
-------------------------------------------------------------------------------

General Bank Key Metrics                                                             2001       2000
                                             --------------------------------------------    -------     4 Q 01
                                                Fourth       Third     Second       First     Fourth         vs
                                               Quarter     Quarter    Quarter     Quarter    Quarter     3 Q 01
-----------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score /a/           6.35        6.33       6.32        6.29       6.27          - %
Mystery Customer Profile scores /b/              90.00%      90.01      88.77       88.29      86.81          -
Online customers (Enrollments in thousands)      4,123       3,810      2,903       2,640      2,367          8
Financial centers                                2,846       2,853      2,162       2,164      2,193          -
ATMs                                             4,675       4,698      3,419       3,676      3,772          - %
-----------------------------------------------------------------------------------------------------------------

/a/ Gallup survey measured for customers of former First Union only; on a
    1-7 scale; 6.4 = "best in class".
/b/ Customer Service Profile measured for customers of former Wachovia only;
    perfect score of 100%.
-------------------------------------------------------------------------------
Key Points
o Legacy First Union customer satisfaction scores increased for 11th consecutive quarter
o Legacy Wachovia customer satisfaction scores remain stable
o Completed the divestiture of one branch; 37 branch divestiture scheduled for 1Q02

Capital Management                                              [WACHOVIA LOGO]
Operating Summary
-------------------------------------------------------------------------------

Capital Management                                                                 2001       2000   4 Q 01            Combined
                                            -------------------------------------------    -------              --------------------
Performance Summary                           Fourth       Third     Second      First      Fourth       vs        Third   4 Q 01 vs
(In millions)                                Quarter     Quarter    Quarter    Quarter     Quarter   3 Q 01      Quarter      3 Q 01
--------------------------------------------------------------------------------------------------------------  --------------------

Income statement data
---------------------
Net interest income (Tax-equivalent)        $     37          32         30         32          40       16 %   $     38      (3) %
Fee and other income                             786         655        693        685         692       20          717      10
Intersegment revenue                             (13)        (12)       (12)       (11)        (12)       8          (13)      -
--------------------------------------------------------------------------------------------------------------  --------------------
   Total revenue (Tax-equivalent)                810         675        711        706         720       20          742       9
Provision for loan losses                          -           -          -          -           -        -
Noninterest expense                              669         573        583        574         574       17     $    638       5  %
Income taxes (Tax-equivalent)                     54          36         43         46          49       50
--------------------------------------------------------------------------------------------------------------  --------------------
   Operating earnings                       $     87          66         85         86          97       32 %
--------------------------------------------------------------------------------------------------------------  --------------------

--------------------------------------------------------------------------------------------------------------  --------------------
Performance and other data
---------------------------
Economic profit                             $     59          40         61         62           72      48 %
Risk adjusted return on capital (RAROC)        36.71  %    30.89      41.73      42.70        46.09       -
Economic capital, average                   $    947         846        815        821          836      12
Cash overhead efficiency ratio                 82.71  %    84.85      81.91      81.28        79.65       -
Average loans, net                          $    337         269        110        129          104      25      $   283      19  %
Average core deposits                       $  1,505       1,535      1,609      1,827        2,142      (2) %   $ 1,556      (3) %
---------------------------------------------------------------------------------------------------------------  -------------------

Key Points
o Revenue up 9% vs. Combined 3Q01 driven by recovering securities markets and good sales
o Mutual fund and annuity sales of $2.7 billion and $1.5 billion, respectively
o Expenses higher vs. Combined 3Q01 due to improved retail brokerage production

Capital Management                                              {WACHOVIA LOGO]
Key Operating Measures
--------------------------------------------------------------------------------

Capital Management Key Metrics                                                        2001          2000      4 Q 01
                                        --------------------------------------------------      --------
                                           Fourth         Third        Second        First        Fourth          vs
(In millions)                             Quarter       Quarter       Quarter      Quarter       Quarter      3 Q 01
-----------------------------------------------------------------------------------------------------------------------
Separate account assets                 $ 122,439       124,592        81,879       81,576        85,933          (2) %
Mutual fund assets                        104,031       101,749        90,279       86,767        84,797           2
-----------------------------------------------------------------------------------------------------------------------
   Total assets under management /a/    $ 226,470       226,341       172,158      168,343       170,730           -
-----------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales     $   2,684         2,213         1,981        1,983         1,762          21
-----------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM) /b/   $ 512,649       488,537       499,847      489,380       485,516           5
-----------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)         8,008         8,188         7,706        7,784         7,459          (2)
Broker client assets                    $ 275,500       258,300       240,600      232,900       240,600           7
Margin loans                            $   3,244         3,192         3,060        3,060         3,556           2
Brokerage offices (Actual)                  3,434         3,461         2,690        2,695         2,568          (1) %
-----------------------------------------------------------------------------------------------------------------------

/a/ Includes $78 billion in assets managed for Wealth Management which are also reported in that segment.
/b/ Includes $23 billion in assets held for Wealth Management which are also reported in that segment.
-------------------------------------------------------------------------------
Key Points
o Mutual fund assets grew 2% to $104 billion
o Broker client assets grew 7%, driven by higher period-end valuations
o Registered representatives declined principally due to focus on higher producing brokers

Wealth Management
Operating Summary                                                                                                    [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  2001        2000                    Combined
Wealth Management                            ---------------------------------------------  ------  4 Q 01 -------------------------
Performance Summary                           Fourth        Third    Second       First     Fourth      vs        Third   4 Q 01 vs
(In millions)                                Quarter      Quarter   Quarter     Quarter    Quarter  3 Q 01      Quarter      3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)         $    91           61        48          46         47       49 %    $   84         8  %
Fee and other income                             136          100        79          79         84       36         136         -
Intersegment revenue                               1            -         -           -          -        -           1         -
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                228          161       127         125        131       42         221         3
Provision for loan losses                          4            2         -           -          -        -
Noninterest expense                              161          114        85          84         84       41      $  169        (5) %
Income taxes (Tax-equivalent)                     21           15        13          15         16       40
------------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                        $    42           30        29          26         31       40 %
------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                              $    30           22        22          20         25      36 %
Risk adjusted return on capital (RAROC)        45.71  %     48.07     62.73       62.09      72.41       -
Economic capital, average                    $   358          237       171         165        164      51
Cash overhead efficiency ratio                 70.10  %     71.09     65.81       67.07      63.82       -
Average loans, net                           $ 8,148        5,680     4,449       4,368      4,319      43       $7,994         2  %
Average core deposits                        $ 9,431        7,313     6,367       6,176      5,737      29 %     $9,240         2  %
------------------------------------------------------------------------------------------------------------------------------------



 Wealth Management Key Metrics                                                     2001       2000
                                            -------------------------------------------  ---------   4 Q 01
                                              Fourth        Third    Second       First     Fourth       vs
(Dollars in millions)                        Quarter      Quarter   Quarter     Quarter    Quarter   3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Assets under management /a/                  $77,800       77,700    48,100      47,900     52,500     - %
PCM/PFA client relationships (Actual)         86,300       86,200    52,500      52,450     52,400     -
Wealth Management advisors (Actual)              936          936       552         558        556     - %
------------------------------------------------------------------------------------------------------------------------------------

/a/ These assets are managed by and reported in Capital
Management.
--------------------------------------------------------------------------------
Key Points
o Revenue grew 3% driven by solid increases in loans and deposits vs. Combined 3Q01

o Fees flat, as higher insurance commissions and deposit service charges offset were by reduced trust fees on lower average equity values

Corporate and Investment Bank
Operating Summary                                                [WACHOVIA LOGO]
--------------------------------------------------------------------------------




                                                                       2001        2000                        Combined
                               ------------------------------------------------  ---------            ------------------------------
Corporate and Investment Bank                                                               4 Q 01
Performance Summary                     Fourth    Third    Second     First      Fourth         vs       Third        4 Q 01 vs
(In millions)                          Quarter  Quarter   Quarter   Quarter     Quarter     3 Q 01     Quarter           3 Q 01
------------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)   $   656      497       475       447         440        32%      $  571              15%
Fee and other income                       332    (250)       334       314         268          -       (194)                -
Intersegment revenue                      (13)     (16)      (15)      (12)        (13)       (19)        (13)                -
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)          975      231       794       749         695          -         364                -
Provision for loan losses                  254      126        93        70         124          -
Noninterest expense                        552      480       497       470         411         15      $  549               1%
Income taxes (Tax-equivalent)               13    (169)        48        50        (27)          -
------------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                  $   156    (206)       156       159         187         -%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                        $    36    (355)         4       (5)          51         -%
Risk adjusted return on capital (RAROC) 13.89%  (10.44)     12.25     11.68       15.31          -
Economic capital, average              $ 7,512    6,267     5,989     6,185       6,162         20
Cash overhead efficiency ratio          52.52%      n/m     59.94     59.94       50.24          -
Average loans, net                     $46,265   42,074    41,145    42,751      41,770         10     $48,390             (4)%
Average core deposits                  $12,710   10,512    10,200     9,456       9,232        21%     $12,054               5%
------------------------------------------------------------------------------------------------------------------------------------

Key Points
o Revenues rebounded 3% (excluding principal investing) vs. Combined 3Q01
o Provision increase primarily a result of a single large charge-off in the energy services sector of $97 million
o Cash efficiency ratio showed solid improvement
o Average loans declined 4% largely due to lower loan demand and $1.5 billion of 3Q01 transfers to loans held for sale

Loan and Deposit Growth                                         [WACHOVIA LOGO]
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------  ------------------------
Average Balance Sheet Data                                                   2001         2000    4 Q 01           Combined
                                    ---------------------------------------------     --------             ------------------------
                                        Fourth      Third      Second       First       Fourth       vs          Third    4 Q 01 vs
(In millions)                          Quarter    Quarter     Quarter     Quarter      Quarter   3 Q 01        Quarter       3 Q 01
---------------------------------------------------------------------------------------------------------  ------------------------
Commercial loans                    $  102,230     83,633      76,378      77,270       76,253       22 %   $  105,903        (3) %
Consumer loans                          60,609     49,393      42,834      42,580       43,840       23         61,617        (2)
---------------------------------------------------------------------------------------------------------  ------------------------
   Total loans                         162,839    133,026     119,212     119,850      120,093       22 %      167,520        (3) %
---------------------------------------------------------------------------------------------------------  ------------------------
Core interest-bearing deposits         124,784    102,285      91,654      91,149       91,069       22 %      123,454          1 %
Noninterest-bearing deposits            37,042     29,918      27,381      27,043       27,875       24         35,530          4
---------------------------------------------------------------------------------------------------------  ------------------------
    Total core deposits                161,826    132,203     119,035     118,192      118,944       22        158,984          2
Foreign and other time deposits         17,646     18,015      17,944      19,090       19,385       (2)        20,620       (14)
---------------------------------------------------------------------------------------------------------  ------------------------
   Total deposits                   $  179,472    150,218     136,979     137,282      138,329       19 %   $  179,604          - %
---------------------------------------------------------------------------------------------------------  ------------------------

Key Points
o Commercial loans $3.1 billion lower vs. Combined 3Q01 levels driven by effective portfolio management actions to increase RAROCs and decrease excess exposures, as well as the effects of lower loan demand
o Consumer loans up 1%, excluding the effects of a $2.9 billion swap of mortgages for agency-guaranteed mortgage-backed securities and continued auto finance runoff
o Core deposits up 2%, driven by low-cost core growth of 5% with some seasonality benefit in DDAs
o Continued to reduce purchased deposits due to core deposit growth

Asset Quality                                                   [WACHOVIA LOGO]
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Asset Quality                                                                                     2001     2000
                                                               ---------------------------------------   ------  4 Q 01
                                                                Fourth       Third    Second     First   Fourth     vs
(In millions)                                                  Quarter     Quarter   Quarter   Quarter  Quarter  3 Q 01
-------------------------------------------------------------------------------------------------------------------------
Nonperforming assets

Nonaccrual loans                                            $    1,534       1,506     1,223     1,231    1,176       2 %
Foreclosed properties                                              179         126       104       106      103      42
-------------------------------------------------------------------------------------------------------------------------
   Total nonperforming assets                               $    1,713       1,632     1,327     1,337    1,279       5 %
-------------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties                      1.04 %      0.96      1.08      1.09     1.03       -
-------------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale                  $      228         273       250       344      334    (16) %
-------------------------------------------------------------------------------------------------------------------------
   Total nonperforming assets in loans
     and in loans held for sale                             $    1,941       1,905     1,577     1,681    1,613       2 %
-------------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
   loans in other assets as held for sale                         1.13 %      1.08      1.23      1.30     1.22       -
-------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                                $    3,039       1,760     1,759     1,722    1,720      73 %
Former Wachovia balance, September 1, 2001                           -         766         -         -        -       -
Loan losses, net                                                  (378)       (243)     (157)     (159)    (192)     56
Allowance relating to loans transferred or sold                    (47)       (368)      (65)      (23)       2    (87)
Provision for loan losses related to loans transferred               3         230        36        15        -    (99)
Provision for loan losses                                          378         894       187       204      192    (58)
-------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                      $    2,995       3,039     1,760     1,759    1,722     (1) %
-------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                                1.83 %      1.79      1.44      1.43     1.39       -
as % of nonaccrual and restructured loans /a/                      195         202       144       143      146       -
as % of nonperforming assets /a/                                   175 %       186       133       132      135       -
-------------------------------------------------------------------------------------------------------------------------
Loan losses, net                                            $      378         243       157       159      192      56 %
Commercial, as % of average commercial loans                      1.19 %      0.85      0.55      0.56     0.80       -
Consumer, as % of average consumer loans                          0.48        0.53      0.48      0.48     0.36       -
Total, as % of average loans, net                                 0.93 %      0.73      0.52      0.53     0.64       -
-------------------------------------------------------------------------------------------------------------------------
Past due loans, 90 days and over
Commercial, as a % of loans, net                                  1.38 %      1.30      1.41      1.31     1.17       -
Consumer, as a % of loans, net                                    0.62 %      0.68      0.73      0.93     0.95       -
-------------------------------------------------------------------------------------------------------------------------
/a/ These ratios do not include nonperforming loans included in other assets as held for sale.
-------------------------------------------------------------------------------------------------------------------------

Key Points
o Total NPAs up only $36 million; excluding a large credit in the energy services industry and Argentine exposure, NPAs down $164 million
o Total NPAs, including loans held for sale, were down to $1.94 billion from year-end 2000 levels of $2.13 billion (adjusted for former Wachovia)
o Net loan losses totaled $281 million or 0.69% of average net loans excluding $97 million of losses associated with a large company in the energy services industry
o Allowance totals $3.0 billion, or 1.83% of loans and 195% of nonperforming loans
o Provision exceeded charge-offs by $3 million due to transfer of $72 million of loans to loans held for sale
o Foreclosed property increase includes $35 million foreclosure on properties related to a large retailer

Nonperforming Loans                                             [WACHOVIA LOGO]
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Nonperforming Loans /a/                                                                           2001         2000
                                                         ----------------------------------------------    ---------    4 Q 01
                                                           Fourth        Third      Second        First       Fourth        vs
(In millions)                                             Quarter      Quarter     Quarter      Quarter      Quarter    3 Q 01
--------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                             $  1,506        1,223       1,231        1,176          854        23 %
--------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period            1,316        1,088       1,026          939          654        21
Former Wachovia balance, September 1, 2001                      -          209           -            -            -         -
--------------------------------------------------------------------------------------------------------------------------------
   New nonaccrual loans and advances                          668          376         361          314          532        78
   Charge-offs                                               (335)        (193)       (125)        (125)        (166)       74
   Transfers (to) from loans held for sale                      -          (20)          -            -           11         -
   Transfers (to) from other real estate owned                (40)          (5)          -            -            -         -
   Sales                                                      (64)         (36)        (50)           -          (15)       78
   Other, principally payments                               (164)        (103)       (124)        (102)         (77)       59
--------------------------------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                        65           19          62           87          285         -
--------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                  1,381        1,316       1,088        1,026          939         5
--------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period                190          135         205          237          200        41
Former Wachovia balance, September 1, 2001                      -           33           -            -            -         -
--------------------------------------------------------------------------------------------------------------------------------
   Transfers (to) from loans held for sale                    (22)         (53)       (123)         (90)           -       (58)
   Sales and securitizations                                  (91)           -           -            -            -         -
   Other, net                                                  76           75          53           58           37         1
--------------------------------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                         (37)          22         (70)         (32)          37         -
--------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                      153          190         135          205          237       (19)
--------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                  $  1,534        1,506       1,223        1,231        1,176         2 %
--------------------------------------------------------------------------------------------------------------------------------

/a/Excludes nonperforming loans included in loans held for sale, which in the fourth, third, second and first quarters of 2001 and in the fourth quarter of 2000 were $228 million, $273 million, $250 million, $344 million and $334 million, respectively.
-------------------------------------------------------------------------------
Key Points
o New commercial nonaccruals increase largely due to exposure to an energy services company and Argentine exposure
o Sold or securitized $155 million of nonperforming loans out of the loan portfolio; $64 million of commercial and $91 million of consumer

Loans Held for Sale                                              [WACHOVIA LOGO]
--------------------------------------------------------------------------------


Loans Held for Sale /a/                                                                                             2001       2000
                                                                          ----------------------------------------------    -------
                                                                          Fourth         Third        Second       First     Fourth
(In millions)                                                            Quarter        Quarter      Quarter     Quarter    Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                             $ 6,837         5,963         6,790       8,146      9,091
Former Wachovia balance as of September 1, 2001 /b/                            -           297             -           -          -
Originations                                                               7,471         4,955         5,279       4,773      2,701
Performing loans transferred to (from) loans held for sale, net             (43)         1,351         (189)         192      (556)
Nonperforming loans transferred to (from) loans held for sale, net            35            79           128          90          -
Allowance for loan losses related to
   loans transferred to loans held for sale /c/                             (10)         (262)          (40)        (23)          2
Lower of cost or market valuation adjustments                               (58)          (15)          (35)        (80)      (144)
Performing loans sold                                                    (5,845)       (5,177)       (5,535)     (5,910)    (2,402)
Nonperforming loans sold                                                   (106)          (88)         (130)        (45)       (91)
Other, net /d/                                                             (518)         (266)         (305)       (353)      (455)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period /e/                                               $ 7,763         6,837         5,963       6,790      8,146
-----------------------------------------------------------------------------------------------------------------------------------
/a/ All activity excludes other real estate owned.
/b/ Beginning balance and transfers of former Wachovia loans to loans held for sale are shown net of $82 million in allowance for loan losses on these loans and $102 million in purchase accounting adjustments in the third quarter of
2001.
/c/Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio in the third quarter of 2001.
/d/ Other, net represents primarily loan payments.
/e/ Nonperforming loans included in loans held for sale in the fourth quarter of 2001 were $228 million. Former First Union nonperforming loans included in loans held for sale in the third, second and first quarters of 2001 and in the fourth quarter of 2000 were $195 million, $250 million, $344 million and $334 million, respectively. The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.

Key Points
o Of the $1.5 billion of higher risk and overlapping loans moved to loans held for sale in 3Q01, sales to date total $217 million
o Sold $106 million of nonperforming loans out of loans held for sale

Merger Update                                                                                                        [WACHOVIA LOGO]
------------------------------------------------------------------------------------------------------------------------------------

Merger Integration Metrics

                                                 4Q         3Q            Total as a                                 Run rate as
                                               2001       2001    Total    % of goal         Goal      Run rate /b/   a % of goal
------------------------------------------------------------------------------------------------------------------------------------
Annual expense efficiencies/a/ (In millions)   $  62        12       86           10%    $    890           248                28%
One-time charges (In millions)                 $ 172       147      319           21     $  1,525/c/
Position reductions/d/                           590       863    1,905           27        7,000
Branch consolidations                              -         -        -            -%     250-300
------------------------------------------------------------------------------------------------------------------------------------

                                                            Target Goal
                                               ------------------------
                                               2002       2003     2004

Customer satisfaction scores (TBD 2 Q 02)
New/Lost ratio /e/           (TBD 2 Q 02)
------------------------------------------------------------------------------------------------------------------------------------

/a/  Expense efficiencies calculated from annualized combined 4Q00 base
    (excluding commissions, incentives, amortization and restructuring or merger costs). Year-to-date total includes $12 million of pre-close expense efficiencies.
/b/ Most recent quarter annualized. During 2002 additional merger efficiencies will be realized and additional merger costs incurred. Expected cumulative net merger expense efficiencies of $490 millon in 2002.
/c/ Includes $75 million of unanticipated costs associated with hostile takeover attempt.
/d/ Represents change in FTE position from pro forma combined December 31,2000, base of 85,885 and excludes divested businesses and the impact of strategic repositioning. Year-to date total includes 452 of pre-close position reductions.
/e/ New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers.

Key Points

4Q01 Achievements
-----------------

o Annualized run rate of $248 million in expense efficiencies
o 41 of 176 major system-related activities have been completed including:
   - Payroll system converted
   - Benefits system converted with 65% of employees enrolling online
   - Fixed income and derivatives system converted
   - SOLD/Sales tracking system converted
   - Accounts payable system converted

1Q02 Activities
---------------
o 37 branches scheduled for divestiture
o Began single customer satisfaction survey on January 1; will begin reporting 2Q02
o Readiness assessment testing to ensure seamless conversion
o Purchasing system conversion
o Mortgage company system conversion

Summary                                                          [WACHOVIA LOGO]
--------------------------------------------------------------------------------

4Q01-Wachovia has momentum
--------------------------
 o   Strong revenue growth
       - Revenue growth in all four core businesses
       - General Bank improvement continues; Wealth Management posted solid growth
       - Capital Management and Corporate and Investment Bank rebound
 o   Expense control evident
 o   NPAs declined 7% excluding a single large credit and Argentine exposure
 o   Improved Tier 1 capital ratio 28 bps
 o   Merger integration on track and progressing well

2002 Outlook                                                     [WACHOVIA LOGO]
--------------------------------------------------------------------------------
----------------------------------------   -------------------------------------
Combined ** 2001 Cash Operating Earnings                2002 Outlook
(In millions)
----------------------------------------   -------------------------------------

$ 9,447  Net interest income /1/
         Net interest margin                   Relatively stable vs. 4Q01
  8,078  Fee and other income
--------
 17,525  Total revenue                         Low to mid single digit growth
  1,333  Provision                             Charge-offs 60-80 bps
 10,686  Cash expenses
    (86) Expense efficiencies                  $490 million
--------
 10,600  Total cash expenses                   Flat; unless markets rebound
         Goodwill amortization                 None

    571  Intangibles amortization              Approximately $620 million
--------
  5,021  Income before taxes

  1,730  Income taxes (1)
--------
$ 3,291  Adjusted operating income
         Average diluted shares                No material change
         Average loans                         Low single digit growth from 4Q01
         Tier 1 capital ratio                  7.80%-8.0% by year-end 2002
         Dividend payout ratio target          30%-35% of cash earnings

$  2.70  Diluted cash operating EPS

**Illustrative Combined 2001 Operating Earnings results presented in this slide were prepared using Wachovia's reported 4Q01 operating results, plus results presented in the pro forma presentation in Exhibit 99 of 3Q01 10-Q (excluding the adjustments column), excluding: (i) items not included in former First Union's nine months operating results, including merger, restructuring and restructuring-related charges, and certain credit actions more fully described in the 3Q01 10-Q; (ii) $585 million 3Q01 principal investing losses in fee and other income; (iii) $104 million reduction in the provision reflecting credit actions taken by former Wachovia prior to the merger; and (iv) $122 million in restructuring and merger-related charges taken by former Wachovia prior to merger. Assumed a 34.5% effective tax rate and 1,387 million shares outstanding. 2001 results presented in this slide are for illustrative purposes only and were not prepared using generally accepted accounting principles.
(1) Tax equivalent

Cautionary Statement                                             [WACHOVIA LOGO]
--------------------------------------------------------------------------------
          The foregoing supplemental materials may contain, among other things, certain forward-looking statements with respect to Wachovia Corporation ("Wachovia"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" "probably", "potentially", "projects", "outlook" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 23, 2002.

          Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.